UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Veritiv Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Veritiv Corporation to Hold Virtual Annual Meeting

ATLANTA (April 10, 2020) – Veritiv Corporation (NYSE: VRTV), a North American leader in business-to-business distribution solutions, announced today that in response to continued public health precautions regarding in-person gatherings given the coronavirus (COVID-19) pandemic and out of concern for the health and well-being of shareholders, company personnel and the broader community, the Veritiv Corporation 2020 Annual Meeting of Shareholders to be held on Wednesday, April 29, 2020, at 9:00 a.m. Eastern Time will take place as a virtual meeting only, via live audio webcast. Shareholders will not be able to attend the Annual Meeting in person.

As described in the previously distributed proxy materials for the Annual Meeting, shareholders are entitled to participate in the Annual Meeting if they were shareholders as of the close of business on March 2, 2020, the record date, or hold a legal proxy for the meeting provided by their broker, bank, trustee or other nominee. Further information regarding this change in format and location of the Annual Meeting can be found in the Company’s proxy supplement filed today with the Securities and Exchange Commission, and other materials related to the Annual Meeting can be found at http://ir.veritivcorp.com.

About Veritiv

Veritiv Corporation (NYSE: VRTV), headquartered in Atlanta and a Fortune 500® company, is a leading North American business-to-business distributor of packaging, facility solutions, print and publishing products and services; and also a provider of logistics and supply chain management solutions. Serving customers in a wide range of industries, the Company has distribution centers throughout the U.S., Canada and Mexico, and team members helping shape the success of its customers. For more information about Veritiv and its business segments visit www.veritivcorp.com.

Veritiv Contacts:

Investors: Tom Morabito, 770-391-8451	Media: Kristie Madara, 770-391-8471

Veritiv Corporation

1000 Abernathy Road NE

Building 400, Suite 1700

Atlanta, GA 30328

www.veritivcorp.com

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, APRIL 29, 2020

The following Notice of Change in Format and Location of Annual Meeting of Shareholders relates to the proxy statement (the “Proxy Statement”) of Veritiv Corporation (the “Company”), dated March 12, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company’s Annual Meeting of Shareholders to be held on Wednesday, April 29, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 10, 2020.

PLEASE READ THE ACCOMPANYING NOTICE IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE IN FORMAT AND LOCATION OF ANNUAL MEETING

OF SHAREHOLDERS TO BE HELD ON APRIL 29, 2020

To the Shareholders of VERITIV CORPORATION:

In response to the continued public health precautions regarding in-person gatherings given the coronavirus (COVID-19) pandemic and out of concern for the health and well-being of shareholders, company personnel and the broader community, NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Shareholders (“Annual Meeting”) of Veritiv Corporation (“Veritiv” or the “Company”) to be held on Wednesday, April 29, 2020 at 9:00 a.m., Eastern Time will take place as a virtual meeting only, via live audio webcast. You will not be able to attend the Annual Meeting in person.

Accessing the Live Audio Webcast

The live audio webcast of the Annual Meeting will begin promptly at 9:00 a.m. Eastern Time. Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting to allow time for shareholders to login and test their device’s audio system.

Participating in the Virtual Meeting as a Shareholder of Record

If you were a shareholder of record of Veritiv common stock at the close of business on March 2, 2020 (the “Record Date”) (i.e., you held your shares in your own name as reflected in the records of our transfer agent, Computershare), you can participate in the meeting by accessing www.meetingcenter.io/204830417 and entering the 15-digit control number on the proxy card or Notice of Internet Availability of Proxy Materials you previously received. The meeting password is VRTV2020.

Registering to Participate in the Virtual Meeting as a Beneficial Owner

If you were a beneficial owner of Veritiv common stock as of the Record Date (i.e. you held your shares in “street name” through an intermediary, such as a broker, bank, trustee or other nominee), you must register in advance to participate in the Annual Meeting. To register, you must obtain a legal proxy, executed in your favor, from the holder of record and submit proof of your legal proxy reflecting the number of shares of Veritiv common stock you held as of the Record Date, along with your name and email address, to Computershare. Please forward the email from your broker, or attach an image of your legal proxy to legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 24, 2020. You will then receive a confirmation of your registration, with a 15-digit control number, by email from Computershare. At the time of the meeting, go to www.meetingcenter.io/204830417 and enter your control number and the meeting password, VRTV2020.

Asking Questions

Shareholders of record and registered beneficial owners who participate in the Annual Meeting can submit questions by clicking on the message icon in the upper right hand corner of the Meeting Center site. To return to the main page, click the “i” icon at the top of the screen.

Voting Shares

If you have not already voted your shares in advance, you will be able to vote your shares electronically during the Annual Meeting by clicking on the “Cast Your Vote” link on the Meeting Center site. Neither the proxy card nor the Notice of Internet Availability of Proxy Materials previously distributed will be updated to reflect the change in format and location and may continue to be used to vote your shares in connection with the Annual Meeting.

Your vote is important. Whether or not you plan to participate in the Annual Meeting, we urge you to vote and submit your proxy as soon as possible by one of the methods described in the proxy materials for the Annual Meeting to ensure that your shares are represented and voted at the Annual Meeting.

Shareholder List

A list of the names of shareholders entitled to vote at the Annual Meeting will be available during the virtual meeting for examination by shareholders of record and registered beneficial owners who participate in the Annual Meeting by clicking on the “Shareholder List” link on the Meeting Center site.

Thank you for your continued support of Veritiv.

By Order of the Board of Directors,

Mark W. Hianik
Senior Vice President, General Counsel & Corporate Secretary

April 10, 2020